                                                                      EXHIBIT 11


                       STAR BUFFET, INC. AND SUBSIDIARIES
                             COMPUTATION OF EARNINGS
                                    PER SHARE


                                                                            SIXTEEN WEEKS ENDED
                                                              -----------------------------------------------
                                                                    MAY 22,                   MAY 17,
                                                                      2000                     1999
                                                              ---------------------    ----------------------
BASIC EARNINGS PER SHARE:

Net Income                                                     $       817,000          $     1,019,000
                                                              ---------------------    ----------------------

Weighted average number of common
     shares outstanding during the period                            2,950,000                5,450,000
                                                              ---------------------    ----------------------

Basic Earnings per Share                                      $           0.28         $           0.35
                                                              ---------------------    ----------------------

DILUTED EARNINGS PER SHARE

Net Income                                                    $        817,000         $      1,019,000
                                                              ---------------------    ----------------------

Weighted average number of common
     shares outstanding during the period                            2,950,000                2,950,000

Incremental common shares
     attributable to exercise of stock options
                                                                             -                        -
                                                              ---------------------    ----------------------

Diluted Earnings per Share                                    $           0.28         $           0.35
                                                              ---------------------    ----------------------


                                       17